i2 Voluntary Employee Option Exchange Program i2 Voluntary Employee Option i2 Voluntary Employee Option Exchange Program Exchange Program Exhibit (a)(7)

© 2005 i2 Technologies, Inc. CONFIDENTIAL 2 2 Agenda Objectives Program Overview Eligibility Participants Options and Exchange Rules Illustrations Restricted Stock Units Key Dates Next Steps

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Employee Stock Option Exchange Program
Objective
“We believe that the current option grants eligible for exchange in this program may not effectively maintain and motivate our employees, and are unlikely to be exercised in the near future. By making the offer to exchange certain outstanding option grants for restricted stock units, we intend to create better incentives for our employees to remain with us and by creating a sense of ownership, each i2er can contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.”
Michael McGrath, i2 Technologies’ President and CEO

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This is a voluntary program; participation is not required
You may elect to participate by making your election electronically by completing the Election/Change of Election Form in the Option Exchange
Application on the Lotus Notes database tool
Enrollment begins on April 26, 2006 and is anticipated to end on May 31,
2006
To ensure that all eligible employees are receiving all pertinent information regarding the Offer, we will answer questions of general interest which are received by us at OptionExchange@i2.com in a response which will be publicized to all eligible participants in the Offer
Employee Stock Option Exchange Program
Overview
Should you fail to make an election, you will be deemed
to have opted out of the Option Exchange Program

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Employee Stock Option Exchange Program
Eligible Participants
All current employees of i2 and its subsidiaries (excluding those who have given or received a written notification of their termination) who remain employees of i2 (or a subsidiary) through the date we accept and cancel their tendered options
The Chairman of our Board, Sanjiv S. Sidhu, has never been granted any options and our Chief Executive Officer, Michael J. McGrath, and
Chief Financial Officer, Michael J. Berry, will not participate in the Offer
Members of our Board of Directors and our contractors are not eligible to participate in the Offer
i2ers on personal leave of absence or medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, are also eligible to participate in the Offer, even if they do not return to active status before the Expiration Date of the Offer

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Employee Stock Option Exchange Program
Eligible Options and Exchange Rules
We are offering to exchange all stock options held by eligible employees that have an exercise price per share equal to or greater than $45.00 per share and are outstanding under the following stock option plans: i2 Technologies, Inc. 1995 Stock
Option/Stock Issuance Plan; i2 Technologies, Inc. 2001 Non-Officer Stock Option/Stock Issuance Plan; Aspect
Development, Inc. 1992 Stock Option Plan; Aspect Development, Inc. 1997 Nonstatutory Option Plan; SMART
Technologies, Inc. 1996 Stock Option/Stock Issuance Plan; and InterTrans Logistics Solutions Limited 1997 Stock Incentive
Plan.
The number of restricted stock units you receive in exchange for an Eligible Option that you tender will be determined based on the per share exercise price of the tendered option and will be less than the number of shares subject to the tendered option. The ratio by which you can determine the actual number of restricted stock units issuable in the exchange for a tendered option is set forth in the table below:
In the event of any fractional unit resulting from application of these ratios, the number of restricted stock units issuable in exchange for the option will be rounded down to the nearest whole number; however, you will receive at least one restricted stock unit for each eligible option exchanged
The program is an
“all
or
nothing”
exchange, meaning that you either elect to exchange all or none of your eligible options
1-for-72 1-for-11 1-for-7 1-for-5
Ratio of Restricted Stock Units to
Shares Underlying Tendered
Eligible Options
$250.00 or
more
$100.01 to
$249.99
$60.00 to
$100.00
$45.00 to
$59.99
Option Exercise Price  (Per
Share)

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Employee Stock Option Exchange Program
Illustration – If elected to exchange
An i2er has the following grants
Grant D is not eligible for exchange as it does not meet the threshold.
Grants A, B, and C are eligible for exchange. If you want to make an exchange, you must exchange all three grants.
Grant A will receive 1 restricted stock unit in exchange, as a minimum of 1 restricted stock unit will be issued for each eligible option exchanged.
If elected to exchange, a total of 96 restricted stock units will be issued.
55 1-for-11 $   143.75 612 02/18/2002 GRANT C
0
40
1
Restricted Stock
Units Issued
N/A $      7.12 300 05/10/2005 GRANT D
1-for-5 $     55.06 204 06/26/2001 GRANT B
1-for-72 $    261.72 50 10/04/1999 GRANT A
Exchange
Ratio
Exercise
Price
Outstanding
Options
Grant Date

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Employee Stock Option Exchange Program
Illustration –
if elected not to exchange
An i2er has the following grants
Grants A, B and C are eligible because they have a strike price above $45
Due to decision not to exchange, i2er will maintain all stock options
0 1-for-11 $   143.75 612 02/18/2002 GRANT C
0
0
0
Restricted Stock
Units Issued
N/A $      7.12 300 05/10/2005 GRANT D
1-for-5 $     55.06 204 06/26/2001 GRANT B
1-for-72 $    261.72 50 10/04/1999 GRANT A
Exchange
Ratio
Exercise
Price
Outstanding
Options
Grant Date

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Restricted Stock Units
Each restricted stock unit represents the right to receive one share of common stock once that unit vests
There are vesting dates associated with a restricted stock unit. Upon the vesting date and payment of any applicable withholding taxes, shares of common stock of i2 will be issued to you
The vesting schedule for the restricted stock units is:
50% will vest on May 15, 2007 and
50% will vest on May 15, 2008
When the restricted stock units vest, you may be subject to taxes based on the fair market value of the common stock on the vesting date.
Employees in foreign jurisdictions may also be subject to tax upon the exchange of options or the grant of restricted stock units.
You may pay the withholding taxes by:
Sending i2 a check upon notification of taxes due; or
You may elect to participate in a “block trade” in which Smith Barney will automatically sell a portion of your shares sufficient to pay for the withholding taxes.  This may take several days to complete

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Employee Stock Option Exchange Program
Key Dates – Detail
i2 files Tender Offer Document with SEC on April 26, 2006
The Commencement date of the Offer is also April 26, 2006
The Offer expires at 11:59 p.m., Central Time, on May 31, 2006
(unless we extend it)
The restricted stock units will be granted when we accept the offer for cancellation on the Expiration Date on May 31, 2006, unless we extend the Expiration Date
The restricted stock units issued in exchange will vest with respect to fifty percent (50%) of the shares on May 15, 2007 and fifty percent
(50%) of the shares on May 15, 2008 provided you remain in
continuous service with i2 or a subsidiary through said dates

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Employee Stock Option Exchange Program
Next Steps
This presentation is just a summary and does not supersede any
information in the Tender Offer.   Carefully read the tender offer
document and the embedded Frequently Asked Questions
Read and understand the Election/Change of Election Form and its instructions by accessing the Option Exchange Application on the Lotus
Notes database tool found at http://i2corpapps1.i2.com/i2dbs/grant.nsf using your confidential User ID and password
If you have additional questions, send an e-mail to
OptionExchange@i2.com or contact our Stock Plan Administrator at
(469) 357-3444
Consider any personal financial implications and consult with your personal financial and tax advisor
Decide to participate or not participate
Keep information CONFIDENTIAL